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                                                                   EXHIBIT 1.02

                                                                  EXECUTION COPY

                          ALLIED WASTE INDUSTRIES, INC.

                                6,000,000 Shares

          6.25% Series C Senior Mandatory Convertible Preferred Stock
                                ($0.10 Par Value)





                             UNDERWRITING AGREEMENT
                                  April 3, 2003

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                             UNDERWRITING AGREEMENT


UBS Warburg
LLC Salomon Smith Barney Inc.
Deutsche Bank Securities Inc.
as Representatives
of the several Underwriters
c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:

               Allied Waste Industries, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "UNDERWRITERS"), for whom you are acting as representative(s) (the "REPRESENTATIVES"), an aggregate of 6,000,000 shares (the "FIRM SHARES") of 6.25% Series C Senior Mandatory Convertible Preferred Stock, $0.10 par value (the "PREFERRED STOCK"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 900,000 shares of Preferred Stock upon the terms and conditions set forth below (the "ADDITIONAL SHARES"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "SHARES." The Shares are described in the Prospectus which is referred to below.

               The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "ACT"), with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3, as amended (File No. 333-101607), including a prospectus, relating to the Shares and the shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK") issuable by the Company upon conversion of the Preferred Stock (the "COMMON STOCK SHARES"), which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "EXCHANGE ACT"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of a preliminary prospectus and the documents incorporated by reference therein (together, a "PRELIMINARY PROSPECTUS") relating to the Shares and the Common Stock Shares. Except where the context otherwise requires, the registration statement, as amended at the time of this Agreement, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "REGISTRATION STATEMENT," and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the
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time it became effective, is herein called the "PROSPECTUS." As used herein,
"business day" shall mean a day on which the New York Stock Exchange is open for trading.

 1.     Agreements to Sell and Purchase.

               On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto, subject to adjustment in accordance with Section 7 hereof, at a purchase price of $48.50 per share. The initial public offering price of the Shares is not in excess of the price recommended by UBS Warburg LLC, acting in its capacity as a "qualified independent underwriter" within the meaning of Rule 2720 ("RULE 2720") of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "QIU"). The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine; provided that, in the event the public offering price is increased, such public offering price is not in excess of the price recommended by the QIU.

               In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations, warranties and covenants, and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by UBS Warburg LLC, acting in its capacity as an underwriter and not in its capacity as the QIU ("UBS WARBURG") and Salomon Smith Barney Inc. ("SALOMON") together, on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 7 hereof.

 2.     DELIVERY AND PAYMENT.


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               (a) Delivery of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 or such other location as may be mutually acceptable, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

               (b) Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such delivery and payment shall be made at 9:00 A.M., New York City time, on April 9, 2003 (or at such other time on the same date or such other date as agreed upon by you and the Company in writing or unless postponed in accordance with the provisions of Section 7 hereof). The time at which such delivery and payment are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

               (c) Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

 3.     AGREEMENTS OF THE COMPANY.

               The Company hereby agrees with the Underwriters as follows:

               (a) To file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b).

               (b) To advise the Representatives promptly and, if requested by the Representatives, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction designated by the Representatives pursuant to Section 3(h) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose, and (ii) of the happening of any event during the period referred to in Section 3(f) below that makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.


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               (c) To furnish the Underwriters, and those persons identified by the Underwriters to the Company, as many copies of the Prospectus, and any amendments or supplements thereto, as the Underwriters may from time to time reasonably request for the time period specified in Section 3(f); in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use of the Prospectus, and any amendments and supplements thereto required pursuant hereto, by the Underwriters in connection with the offering and sale of the Shares.

               (d) If it is necessary for any post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment to the Registration Statement has become effective.

               (e) To advise you promptly and, if requested by you, confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

               (f) During such period as a prospectus is required to be delivered under the Act in connection with the offering and sale of the Shares by the Underwriters, (i) to advise you promptly and, if requested by you, to confirm such advice in writing, of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing and (ii) to prepare promptly upon the reasonable request of any of the Representatives, any amendment or supplement to the Registration Statement or the Prospectus which in the reasonable opinion of the counsel for the Underwriters is believed to be necessary under the Act.

               (g) To advise you promptly, during the period referred to in
Section 3(f) above, if any event shall occur or condition shall exist as a result of which, it becomes necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act, and forthwith to prepare and file with the Commission an appropriate amendment or supplement to such Registration Statement or Prospectus so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Registration Statement or Prospectus will


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comply with applicable law, and to furnish to the Underwriters and such other persons as the Underwriters may designate such number of copies thereof as the Underwriters may reasonably request.

               (h) Prior to the sale of the Shares as contemplated hereby, to cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale to the Underwriters under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to continue such registration or qualification in effect so long as required and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the offering and sale of the Shares, in any jurisdiction in which it is not now so subject.

               (i) Subject to Section 3(f) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

               (j) If necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act.

               (k) To make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period.

               (l) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders' equity and cash flow of the Company and its subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).

               (m) If requested by you, to furnish to you one copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters.

               (n) To the extent not otherwise available on EDGAR (as defined in Regulation S-T), to furnish to you promptly and, upon request, to each of the other Underwriters (i) for a period of five years from the date of this Agreement (x) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (y) copies of all annual, quarterly and current reports filed with


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the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission and (z) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (ii) for the period referenced in Section 3(f) above, such other information as you may reasonably request regarding the Company or it subsidiaries.

               (o) To apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

               (p) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Shares to the Underwriters and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement, the Preliminary Prospectus, the Prospectus, and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Underwriters and persons designated by it in the quantities specified herein,
(ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
(iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Shares, (vi) all expenses and listing fees in connection with the listing of the Shares and the Common Stock Shares on any securities exchange or qualification of the Shares and the Common Stock Shares for listing on the New York Stock Exchange and any registration thereof under the Exchange Act, (vii) the costs and charges of any transfer agent, paying agent, registrar and/or depositary (including DTC), and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as specifically provided in this Section, and Sections 5 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

               (q) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the "LOCK-


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UP PERIOD"), without the prior written consent of UBS Warburg and Salomon, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, (iv) the registration of or sale to the Underwriters of shares of Common Stock pursuant to the proposed underwriting agreement (the "COMMON STOCK UNDERWRITING AGREEMENT") to be entered into by the Company and UBS Warburg, Salomon and Credit Suisse First Boston LLC, as representatives of the several underwriters named therein (for purposes of this clause (iv) only, "Common Stock" and "Underwriters" are used as defined in the Common Stock Underwriting Agreement), (v) issuances of Common Stock pursuant to the terms of the Company's series A senior convertible preferred stock or the Company's series B junior participating preferred stock and (vi) any issuance of Common Stock in connection with a bona fide acquisition of assets or of an entity, in each case, useful in the business of the Company and its subsidiaries, not to exceed $60 million in the aggregate (valued at the time of issuance) for all such issuances pursuant to this clause (vi), so long as any shares of Common Stock so issued are restricted from being transferred until the expiration of the 90 day period described in this paragraph.

               (r) To use its best efforts to cause the Shares and the Common Stock Shares to be listed on the New York Stock Exchange.

               (s) To maintain a transfer agent and paying agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Preferred Stock.

               (t) At any time that the number of authorized but unissued shares of Common Stock (or shares of Common Stock held in treasury and available for such purpose) shall be less than the aggregate number of shares of Common Stock into which the Shares then outstanding shall be convertible, to take such action as is necessary to increase the number of shares which the Company is authorized to issue so that the Company will have sufficient number of shares of Common Stock available for conversion of the Shares then outstanding.

               (u) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the time of purchase and to satisfy all conditions precedent to the delivery of the Shares.

 4.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

               As of the date hereof, the Company represents and warrants to, and agrees with, the Underwriters that:

               (a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge after due inquiry, are threatened by the Commission; the Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act; the Registration Statement complied when it


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became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act; the conditions to the use of Form S-3 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; the documents incorporated by reference in the Preliminary Prospectus, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Act or the Exchange Act as applicable; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus and the Prospectus.

               (b) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Registration Statement and the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

               (c) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading "Actual" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth under the heading "As adjusted for this offering" in the section of the Registration Statement and the Prospectus entitled "Capitalization"; all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

               (d) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the subsidiaries of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN"), except for (i) Liens disclosed in the Registration Statement or the


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Prospectus and (ii) such other Liens which could not reasonably be expected to have a Material Adverse Effect.

               (e) This Agreement has been duly authorized, executed and delivered by the Company.

               (f) The resolution set forth in the certificate of designation of the Shares, the form of which is attached hereto as Exhibit A (the "CERTIFICATE OF Designation"), has been duly adopted by the Board of Directors of the Company, has not been modified, amended or revoked, is in full force and effect on the date hereof and is the only resolution adopted by the Board of Directors of the Company or any committee thereof relating to the number of authorized shares of or the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Shares; the execution of the Certificate of Designation by the Company and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") on behalf of the Company have been duly authorized by the Board of Directors of the Company.

               (g) The Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will have been duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights. The Certificate of Designation and the capital stock of the Company, including the Shares and the Common Stock Shares, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

               (h) The Common Stock Shares have been duly authorized and validly reserved for issuance upon conversion of the Preferred Stock and are free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and are sufficient in number to meet current conversion requirements, and such Common Stock Shares when so issued upon such conversion in accordance with the terms of the Certificate of Designation, will be validly issued and fully paid and non-assessable.

               (i) Neither the Company nor any of its subsidiaries is (x) in violation of its respective charter or by-laws or (y) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, which violation or default, in the case of this clause (y), could reasonably be expected to have a Material Adverse Effect.

               (j) The execution, delivery and performance of this Agreement by the Company, compliance by the Company with all provisions hereof, the filing of the Certificate of Designation with the Secretary of State, the issuance and sale of the Shares, the issuance of the Common Stock Shares and the consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (other than registration of the Shares and the Common Stock Shares under the Act, which has been or will be effected, and except such as may be required under the securities or Blue Sky


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laws of the various states or under the rules and regulations of the NASD), (ii)
conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries,
(iii) conflict with or constitute a breach of any of the terms or provisions of, or a default under any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or, in the case of this clause (iii), which violation or default could reasonably be expected to have a Material Adverse Effect, (iv) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, which violation or conflict could reasonably be expected to have a Material Adverse Effect, (v) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound which Lien could reasonably be expected to have a Material Adverse Effect, or (vi) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization which termination, suspension or revocation could reasonably be expected to have a Material Adverse Effect.

               (k) Except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses
(i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

               (l) Except as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

               (m) Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), or any provisions of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

               (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

               (o) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

               (p) The accountants, PricewaterhouseCoopers LLP, who have certified the consolidated financial statements and supporting schedules as of December 31, 2002 and December 31, 2001 and for each of the two years in the period ended December 31, 2002, included and incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company, as required by the Act and the Exchange Act, and Arthur Andersen LLP, who have certified the consolidated financial statements for the year ended December 31, 2000, included and incorporated by reference in the Offering Memorandum, were, at the time of the certification, independent public accountants with respect to the Company, as required by the Act and the Exchange Act.

               (q) The historical financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in compliance with the requirements of the Act and in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data set forth in the Registration

Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company; there are no financial statements that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and its subsidiaries do not have any liabilities or obligations, direct or contingent (including any off-balance sheet obligations) that would result in a Material Adverse Effect, not disclosed in the Registration Statement and the Prospectus.

               (r) The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Prospectus, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

               (s) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company.

               (t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), other than as set forth in the Registration Statement or the Prospectus, (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not occurred any transaction which is material to the Company and its subsidiaries, taken as a whole, (iii) there has not been any change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries, (iv) there has not been any dividend or distribution of any kind declared, paid or made on the capital stock of the Company and (v) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

               (u) The Company has obtained for the benefit of the Underwriters the agreement (a "LOCK-UP AGREEMENT"), in the form previously agreed upon by the Company and UBS Warburg and Salomon, of each of its directors and officers and each stockholder named in Exhibit B hereto.

               (v) The Company and each of its subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all Liens, except for (i) Liens disclosed in the Registration Statement or the Prospectus and (ii) such other Liens which could not reasonably be expected to have a Material Adverse Effect; all the material property described in the Registration Statement and the Prospectus as being held under lease by the Company or a subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

               (w) Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a

Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's knowledge after due inquiry, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge after due inquiry, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, and (ii) to the Company's knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

               (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (y) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

               (z) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened that would have a Material Adverse Effect.

               (aa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate (as defined in Rule 405 of Regulation C of the Act) of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

               (bb) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge after due inquiry, any employee or agent of the Company or its subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

               (cc) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (dd) To the Company's knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

               (ee) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

               (ff) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of this Agreement by the Company, the filing of the Certificate of Designation with the Secretary of State or the issuance of the Shares or the Common Stock Shares, or suspends the sale of the Shares in any jurisdiction referred to in Section 3(h); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Shares or the issuance of the Common Stock Shares in any jurisdiction referred to in Section 3(h).

               The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the

Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

 5.     INDEMNIFICATION.

               (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company becoming effective after the date of this Agreement) or in a Prospectus (the term Prospectus for the purpose of this Section 5 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company) or caused by any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Underwriter furnished in writing to the Company by such Underwriter for use in such Registration Statement or such Prospectus.

               The Company also agrees to indemnify the QIU, its affiliates, directors, its officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) incurred as a result of the QIU's participation as a "qualified independent underwriter" within the meaning of Rule 2720 in connection with the offering of the Shares; provided that the foregoing indemnity will not, as to any such person, apply to losses, claims, damages, liabilities or judgments to the extent they are found in a final, non-appealable adjudication of a court of competent jurisdiction to have resulted from such person's willful misconduct or gross negligence.

               (b) The Underwriters, severally and not jointly, agree to indemnify and hold harmless the Company and its directors and officers who have signed the Registration Statement and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or a Prospectus. The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page of the Prospectus regarding delivery of the Shares and (ii) under the heading "Underwriting," (A) the first paragraph under the sub-heading "Commissions and Discounts" and (B) the paragraphs under the sub-heading

"Price Stabilization, Short Positions," in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus.

               (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 5(a) or 5(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 5(a) and 5(b), the Underwriters shall not be required to assume the defense of such action pursuant to this Section 5(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Underwriters). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred; provided, however, that if indemnity may be sought pursuant to the second paragraph of 5(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their officers, directors, affiliates and such control persons of the Underwriters, the indemnifying person shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU, its affiliates and all persons, if any, who control the QIU within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. Such firm shall be designated in writing by UBS Warburg and Salomon, in the case of the parties indemnified pursuant to Section 5(a), and by the Company, in the case of parties indemnified pursuant to Section 5(b). The indemnifying party shall not be obligated to indemnify and hold harmless any indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected without the indemnifying party's written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

               (d) To the extent the indemnification provided for in this
Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters or the QIU, as the case may be, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 5(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 5(d)(i) above but also the relative fault of the Company, on the one hand, and the Underwriters or the QIU, as the case may be, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters or the QIU, as the case may be, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters or the fee, if any, to be received by the QIU, as the case may be, bear to the aggregate public offering price of the Shares, in each case as set forth in this Agreement. The relative fault of the Company, on the one hand, and the Underwriters or the QIU, as the case may be, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters or the QIU, as the case may be, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation even if the Underwriters were treated as one entity for such purpose or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 5(d) are several in proportion to their respective underwriting commitments and not joint.

               (e) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

 6.     CONDITIONS OF UNDERWRITER'S OBLIGATIONS.

               The obligations of the Underwriters to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

               (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct at the time of purchase and, if applicable, at the additional time of purchase, with the same force and effect as if made at the time of purchase and, if applicable, at the additional time of purchase.

               (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act and (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended negative change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization.

               (c) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 3(a) of this Agreement and no amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

               (d) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act.

               (e) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, other than as set forth in the Registration Statement or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 6(e)(i), 6(e)(ii) or 6(e)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

               (f) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, a certificate dated the time of purchase or the additional time of purchase, as the case may be, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, confirming the matters set forth in Sections 6(a) and 6(b) of this Agreement and stating that (i) they have reviewed the Registration Statement and the Prospectus and (ii) the Company has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the time of purchase or the additional time of purchase as the case may be.

               (g) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion (satisfactory to you and counsel for the Underwriters), dated the time of purchase or the additional time of purchase, as the case may be, of Latham & Watkins LLP, counsel for the Company, in the form previously agreed to by Latham & Watkins LLP and counsel for the Underwriters and an opinion of Steven Helm, Vice President and General Counsel of the Company, in the form previously agreed to by the Company and counsel for the Underwriters.

               The opinion of Latham & Watkins LLP described in Section 6(g) above shall be rendered to you at the request of the Company and shall so state therein.

               (h) The Underwriters shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion, dated the time of purchase or the additional time of purchase, as the case may be, of Cravath, Swaine & Moore, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

               (i) The Underwriters shall have received, at the time this Agreement is executed and at the time of purchase and, if applicable, the additional time of purchase, letters dated, respectively, the date hereof, the time of purchase and, if applicable, the additional time of purchase, in form and substance satisfactory to the Underwriters from PricewaterhouseCoopers LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Underwriters with respect to the financial statements and certain financial information contained and incorporated by reference in the Registration Statement and the Prospectus.

               (j) The Shares and the Common Stock Shares shall each have been approved for listing on the New York Stock Exchange, in each case, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

               (k) You shall have received signed Lock-up Agreements referred to in Section 4(u) hereof.

               (l) The Certificate of Designation shall have been duly filed with the Secretary of State and shall have become effective under the General Corporation Law.

               (m) The Company shall not have failed at or prior to the time of purchase or the additional time of purchase, as the case may be, to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the time of purchase or the additional time of purchase, as the case may be.

 7.     EFFECTIVENESS OF AGREEMENT AND TERMINATION.

               This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

               The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS Warburg and Salomon if
(x) since the time of the execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto), there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and its subsidiaries taken as a whole, which would, in each of UBS Warburg's and Salomon's judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto), or (y) there shall have occurred: (i) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in each of UBS Warburg's and Salomon's judgment, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares,
(ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in each of UBS Warburg's and Salomon's judgment materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, (vi) any change in United States or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in each of UBS Warburg's and Salomon's judgment, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market or (vii) any major disruption of settlements of securities or clearance services in the United States.

               Subject to Section 6 hereof and the second paragraph of this
Section 7, if any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares which it or they have agreed to purchase hereunder on such date and the aggregate number of the Firm Shares which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule A bears to the aggregate number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate number of Firm Shares which any Underwriter has agreed to purchase pursuant to
Section 1 hereof be increased pursuant to this Section 7 by an amount in excess of one-ninth of such number of Firm Shares without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase the Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to the Underwriters and the Company for purchase of such the Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the time of purchase, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

               The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 7 with like effect as if such substituted Underwriter had originally been named in Schedule A.

 8.     NOTICES.

               Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, AZ 85260, (480) 627-2700 and (ii) if to the Underwriters, c/o UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

 9.     SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS.

               The respective indemnities, contribution agreements, representations and warranties and agreements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive the issuance and delivery of the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers, directors or affiliates of the Underwriters, any person who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the officers who have signed the Registration Statement, directors of the Company, or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

               If for any reason the Shares are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 7), the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 3(p) hereof. The Company also agrees to reimburse the Underwriters and its officers, directors and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all reasonable fees and expenses (including without limitation the reasonable fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 5).

10. SUCCESSORS AND ASSIGNS.

               Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriters merely because of such purchase.

11. GOVERNING LAW.

               This Agreement shall be governed and construed in accordance with the laws of the State of New York.

12. SUBMISSION TO JURISDICTION.

               The Company hereby submits to the non-exclusive jurisdiction of any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York with respect to any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly (a "Claim"), which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim is brought by any third party against UBS Warburg, the other Underwriters or any indemnified party. Each of UBS Warburg, the other Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

13. COUNTERPARTS.

               This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

14. MISCELLANEOUS.

               UBS Warburg, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

               A lending affiliate of UBS Warburg may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg.

15.            QUALIFIED INDEPENDENT UNDERWRITER.

        (a) The Company hereby confirms its engagement of the services of the QIU as, and the QIU hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 with respect to the offering and sale of the Shares.

        (b) The QIU hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Shares as described in the Prospectus:

                             (i) The QIU constitutes a "qualified independent
               underwriter" within the meaning of Rule 2720;

                             (ii) The QIU has conducted due diligence in respect
               thereto;

                             (iii) The QIU has undertaken the legal
               responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof;

                             (iv) The QIU recommends, as of the date of the
               execution and delivery of this Agreement, that the yield on the Shares shall not be less than 6.25% and the conversion premium on the Shares shall not be greater than 22.05%; and

                             (v) Subject to the provisions of Section 6 hereof,
               the QIU will furnish to the Underwriters on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

               (c) The QIU hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the QIU will render services as a "qualified independent underwriter" within the meaning of Rule 2720 with respect to the offering and sale of the Shares as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Shares as described in the Prospectus (including those described in subsection (b) above).

               (d) The Company and the QIU agree that the QIU will provide its services in its capacity as QIU hereunder without compensation other than such compensation that the QIU may receive as an Underwriter hereunder.

               (e) The QIU hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus and in any amendment or supplement thereto made in accordance with Section 3 hereof.

               Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

                                                   Very truly yours,

                                                   ALLIED WASTE INDUSTRIES, INC.


                                                   By:
                                                      --------------------------
                                                         Thomas P. Martin
                                                         Treasurer



                       [SIGNATURES CONTINUE ON NEXT PAGE]
\

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written by UBS Warburg LLC and Salomon Smith Barney Inc. on behalf of the Underwriters.

UBS WARBURG LLC


By:
   --------------------------
      Name:
      Title:



By:
   --------------------------
      Name:
      Title:


SALOMON SMITH BARNEY INC.


By:
   --------------------------
      Name:
      Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written by UBS Warburg LLC, solely in its capacity as a "qualified independent underwriter" within the meaning of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc.

UBS WARBURG LLC


By:
   --------------------------
      Name:
      Title:



By:
   --------------------------
      Name:
      Title:

                                   SCHEDULE A

                                  UNDERWRITERS

Underwriter                                                 Number of Firm Shares
-----------                                                 ---------------------
UBS WARBURG LLC                                                       1,639,200
SALOMON SMITH BARNEY INC.                                             1,639,200
DEUTSCHE BANK SECURITIES INC.                                         1,211,400
BNP PARIBAS SECURITIES CORP.                                            400,300
CREDIT LYONNAIS SECURITIES (USA) CORP.                                  400,300
SCOTIA CAPITAL (USA) INC.                                               400,300
BANC ONE CAPITAL MARKETS, INC.                                          309,300
                                                                      ---------
Total..........................................                       6,000,000

                                   SCHEDULE B

                                  SUBSIDIARIES

                       "-" Indicates Equity Interest Only

3003304 Nova Scotia Company                                   Allied Waste Systems of New Jersey, LLC
572060 B.C. Ltd.                                              Allied Waste Systems, Inc. (DE corp.) *
AAWI, Inc.                                                    Allied Waste Transportation, Inc. *
Abilene Landfill TX, LP                                       American Disposal Services of Illinois, Inc.
Action Disposal, Inc.                                         American Disposal Services of Kansas, Inc.
Adrian Landfill, Inc.                                         American Disposal Services of Missouri, Inc.
ADS of Illinois, Inc.                                         American Disposal Services of New Jersey, Inc.
ADS, Inc.                                                     American Disposal Services of West Virginia,
Agri-tech, Inc. of Oregon                                     Inc.
Alabama Recycling Services, Inc.                              American Disposal Services, Inc.
Alaska Street Associates, Inc.                                American Disposal Transfer Services of Illinois,
Albany-Lebanon Sanitation, Inc.                               Inc.
Allied Acquisition Pennsylvania, Inc.                         American Materials Recycling Corp.
Allied Acquisition Two, Inc.                                  American Sanitation, Inc.
Allied Enviro Engineering, Inc.  (TX corp.)                   American Transfer Company, Inc.
Allied Enviroengineering, Inc. (DE corp.)                     Anderson Regional Landfill, LLC
Allied Gas Recovery Systems, L.L.C.                           Anson County Landfill NC, LLC
Allied Nova Scotia, Inc.                                      Apache Junction Landfill Corporation
Allied Services, LLC                                          Arbor Hills Holdings L.L.C.-
Allied Transfer Systems of New Jersey, LLC                    Area Disposal Inc.
Allied Waste Alabama, Inc.                                    Atlantic Waste Holding Company, Inc.
Allied Waste Company, Inc.                                    Attwoods Holdings GmbH
Allied Waste Hauling of Georgia, Inc.                         Attwoods of North America, Inc.
Allied Waste Holdings (Canada) Ltd.                           Attwoods Umweltschutz GmbH
Allied Waste Industries (Arizona), Inc.                       Automated Modular Systems, Inc.
Allied Waste Industries (New Mexico), Inc.                    Autoshred, Inc.
Allied Waste Industries (Southwest), Inc.                     AWIN Leasing Company, Inc.
Allied Waste Industries of Georgia, Inc.                      AWIN Leasing II, LLC
Allied Waste Industries of Illinois, Inc.                     AWIN Management, Inc.
Allied Waste Industries of Northwest Indiana,                 Belleville Landfill, Inc.
Inc.                                                          BFGSI Series 1997-A Trust-
Allied Waste Industries of Tennessee, Inc.                    BFGSI, LLC-
Allied Waste Landfill Holdings, Inc.                          BFI Argentina, S.A.
Allied Waste North America, Inc. *                            BFI Atlantic GmbH
Allied Waste of California, Inc.                              BFI Atlantic, Inc.
Allied Waste of Long Island, Inc.                             BFI Energie Inc.
Allied Waste of New Jersey, Inc.                              BFI Energy Systems of Albany, Inc.
Allied Waste of New Jersey-New York, LLC                      BFI Energy Systems of Boston, Inc.
Allied Waste Rural Sanitation, Inc.                           BFI Energy Systems of Delaware County, Inc.
Allied Waste Services, Inc. (TX corp.)                        BFI Energy Systems of Essex County, Inc.
Allied Waste Sycamore Landfill, LLC                           BFI Energy Systems of Hempstead, Inc.
Allied Waste Systems (Texas) Inc.                             BFI Energy Systems of Niagara II, Inc.
Allied Waste Systems Holdings, Inc.                           BFI Energy Systems of Niagara, Inc.

BFI Energy Systems of Plymouth, Inc.                          Bridgeton Landfill, LLC
BFI Energy Systems of SEMASS, Inc.                            Browning-Ferris Financial Services, Inc.
BFI Energy Systems of Southeastern                            Browning-Ferris Industries Argentina, S.A.
Connecticut, Inc.                                             Browning-Ferris Industries Asia Pacific, Inc.
BFI Energy Systems of Southeastern                            Browning-Ferris Industries Chemical Services,
Connecticut, L.P.                                             Inc.
BFI International, Inc.                                       Browning-Ferris Industries de Mexico, S.A. de
BFI of Ponce, Inc.                                            C.V.
BFI Ref-Fuel, Inc.                                            Browning-Ferris Industries Europe, Inc.
BFI Services Group, Inc.                                      Browning-Ferris Industries Ltd.
BFI Trans River (GP), Inc.                                    Browning-Ferris Industries of California, Inc.
BFI Trans River (LP), Inc.                                    Browning-Ferris Industries of Florida, Inc.
BFI Transfer Systems of Alabama, LLC                          Browning-Ferris Industries of Illinois, Inc.
BFI Transfer Systems of DC, LLC                               Browning-Ferris Industries of New Jersey, Inc.
BFI Transfer Systems of Georgia, LLC                          Browning-Ferris Industries of New York, Inc.
BFI Transfer Systems of Maryland, LLC                         Browning-Ferris Industries of Ohio, Inc.
BFI Transfer Systems of Massachusetts, LLC                    Browning-Ferris Industries of Puerto Rico, Inc.
BFI Transfer Systems of Mississippi, LLC                      Browning-Ferris Industries of Tennessee, Inc.
BFI Transfer Systems of New Jersey, Inc.                      Browning-Ferris Industries, Inc. (DE) *
BFI Transfer Systems of Pennsylvania, LLC                     Browning-Ferris Industries, Inc. (MA)
BFI Transfer Systems of Texas, LP                             Browning-Ferris Services, Inc.
BFI Transfer Systems of Virginia, LLC                         Browning-Ferris, Inc.
BFI Waste Services of Indiana, LP                             Brundidge Landfill, LLC
BFI Waste Services of Massachusetts, LLC                      Brunswick Waste Management Facility, LLC
BFI Waste Services of Pennsylvania, LLC                       Bunting Trash Service, Inc.
BFI Waste Services of Tennessee, LLC                          Butler County Landfill, LLC
BFI Waste Services of Texas, LP                               C.C. Boyce & Sons, Inc.
BFI Waste Services, LLC                                       Camelot Landfill TX, LP
BFI Waste Systems of Alabama, LLC                             Capitol Recycling and Disposal, Inc.
BFI Waste Systems of Arkansas, LLC                            CC Landfill, Inc.
BFI Waste Systems of Georgia, LLC                             CCAI, Inc.
BFI Waste Systems of Indiana, LP                              CDF Consolidated Corporation
BFI Waste Systems of Kentucky, LLC                            CECOS International, Inc.
BFI Waste Systems of Louisiana, LLC                           Celina Landfill, Inc.
BFI Waste Systems of Massachusetts, LLC                       Central Sanitary Landfill, Inc.
BFI Waste Systems of Mississippi, LLC                         Chambers Development of North Carolina, Inc.
BFI Waste Systems of Missouri, LLC                            Champion Recycling, Inc.
BFI Waste Systems of New Jersey, Inc.                         Charter Evaporation Resource Recovery
BFI Waste Systems of North America, Inc.                      Systems
BFI Waste Systems of North Carolina, LLC                      Cherokee Run Landfill, Inc.
BFI Waste Systems of Oklahoma, LLC                            Chestnut Equipment Leasing Corp.
BFI Waste Systems of Pennsylvania, LLC                        Chilton Landfill, LLC
BFI Waste Systems of South Carolina, LLC                      Citizens Disposal, Inc.
BFI Waste Systems of Tennessee, LLC                           City Garbage, Inc.
BFI Waste Systems of Texas, LP                                City-Star Services, Inc.
BFI Waste Systems of Virginia, LLC                            Clarkston Disposal, Inc.
Bio-Med of Oregon, Inc.                                       Cocopah Landfill, Inc.
Blue Ridge Landfill General Partnership                       Commercial Reassurance Limited
Borrego Landfill, Inc.                                        Congress Development Co.-
Brenham Total Roll-Offs, LP                                   Consolidated Processing, Inc.
Brickyard Disposal & Recycling, Inc.                          Containerized, Inc. of Texas

Copper Mountain Landfill, Inc.                                Frontier Waste Services (Colorado), LLC
Corvallis Disposal Co.                                        Frontier Waste Services (Utah), LLC
County Disposal (Ohio), Inc.                                  Frontier Waste Services of Louisiana, L.L.C.
County Disposal, Inc.                                         Frontier Waste Services, L.P.
County Landfill, Inc.                                         G. Van Dyken Disposal Inc.
County Line Landfill Partnership                              Galveston County Landfill TX, LP
Courtney Ridge Landfill, LLC                                  Garofalo Brothers, Inc.
Crow Landfill TX L.P.                                         Garofalo Recycling and Transfer Station Co.,
D & D Garage Services, Inc.                                   Inc.
D & L Disposal L.L.C.                                         Gateway Landfill, LLC
Dallas Disposal Co.                                           GEK, Inc.
Delta Container Corporation                                   General Refuse Rolloff Corp.
Delta Dade Recycling Corp.                                    General Refuse Service of Ohio, LLC
Delta Paper Stock, Co.                                        Georgia Recycling Services, Inc.
Delta Recycling Corp.                                         Giordano Recycling Corp.
Delta Resources Corp.                                         Global Indemnity Assurance Company
Delta Site Development Corp.                                  Golden Triangle Landfill TX, LP
Delta Tall Pines Corp.                                        Golden Waste Disposal, Inc.
Delta Transfer Corp.                                          Grants Pass Sanitation, Inc.
Delta Waste Corp.                                             Great Lakes Disposal Services, Inc.
Dempsey Waste Systems II, Inc.                                Great Plains Landfill OK, LLC
Denver RL North, Inc.                                         Green Valley Landfill General Partnership
Dinverno, Inc.                                                Greenridge Reclamation, LLC
Dowling Industries, Inc.                                      Greenridge Waste Services, LLC
DTC Management, Inc.                                          Greenwood Landfill TX, LP
E Leasing Company, LLC                                        Gulf West Landfill TX, LP
Eagle Industries Leasing, Inc.                                Gulfcoast Waste Service, Inc.
Eastern Disposal, Inc.                                        H Leasing Company, LLC
ECDC Environmental of Humbolt County, Inc.                    Harland's Sanitary Landfill, Inc.
ECDC Environmental, L.C.                                      Hollister Landfill, Inc.
ECDC Holdings, Inc.                                           Houston Towers TX, LP
ECDC Logistics, LLC                                           Illiana Disposal Partnership
Ecosort, L.L.C.-                                              Illinois Landfill, Inc.
Elder Creek Transfer & Recovery, Inc.                         Illinois Recycling Services, Inc.
Ellis County Landfill TX, L.P.                                Imperial Landfill, Inc.
Ellis Scott Landfill MO, LLC                                  Independent Trucking Company
Environmental Development Corp. (DE)                          Ingrum Waste Disposal, Inc.
Environmental Development Corp. (P.R.)                        International Disposal Corp. of California
Environmental Reclamation Company                             Itasca Landfill TX, LP
Environtech, Inc.                                             Jackson County Landfill, LLC
Envotech-Illinois, L.L.C.                                     Jefferson City Landfill, LLC
EOS Environmental, Inc.                                       Jetter Disposal, Inc.
Evergreen Scavenger Service, Inc.                             Joe Di Rese & Sons, Inc.
Evergreen Scavenger Service, L.L.C.                           Jones Road Landfill and Recycling, Ltd.
F. P. McNamara Rubbish Removal, Inc.                          Kankeekee RDF Landfill, Inc.
Flint Hill Road, LLC                                          Keller Canyon Landfill Company
Foothills Sanitary Landfill, Inc.-                            Keller Drop Box, Inc.
Forest View Landfill, LLC                                     Kent-Meridian Disposal Company-
Fort Worth Landfill TX, LP                                    Kerrville Landfill TX, LP
Forward, Inc.                                                 Key Waste Indiana Partnership
Fred Barbara Trucking Co., Inc.                               La Canada Disposal Company, Inc.

Lake County C & D Development Partnership                     Otay Landfill, Inc.
Lake Norman Landfill, Inc.                                    Ottawa County Landfill, Inc.
Lathrop Sunrise Sanitation Corporation                        Packerton Land Company, LLC
Lee County Landfill SC, LLC                                   Palomar Transfer Station, Inc.
Lee County Landfill, Inc.                                     Panama Road Landfill, TX, L.P.
Lemons Landfill, LLC                                          Paper Fibers, Inc.
Lewisville Landfill TX, LP                                    Paper Fibres Company
Liberty Waste Holdings, Inc.                                  Paper Recycling Systems, Inc.
Liberty Waste Services Limited , L.L.C.                       Peltier Real Estate Company
Liberty Waste Services of Illinois, L.L.C.                    Pinal County Landfill Corp.
Liberty Waste Services of McCook, L.L.C.                      Pine Bend Holdings L.L.C.-
Local Sanitation of Rowan County, L.L.C.                      Pinecrest Landfill OK, LLC
Loop Recycling, Inc.                                          Pinehill Landfill TX, LP
Loop Transfer, Incorporated                                   Pittsburg County Landfill, Inc.
Louis Pinto & Son, Inc., Sanitation Contractors               Pleasant Oaks Landfill TX, LP
Macomb Landfill, Inc.                                         Polk County Landfill, LLC
Mamaroneck Truck Repair, Inc.                                 Portable Storage, Inc.
Manumit of Florida, Inc.                                      Preble County Landfill, Inc.
Marion Resource Recovery, LLC-                                Price & Sons Recycling Company
Mars Road TX, LP                                              Prime Carting,  Inc.
McCarty Road Landfill TX, LP                                  PSI Waste Systems, Inc.
McInnis Waste Systems, Inc.                                   R. 18, Inc.
Medical Disposal Services, Inc.                               R.C. Miller Enterprises, Inc.
Mesa Disposal, Inc.                                           R.C. Miller Refuse Service, Inc.
Mesquite Landfill TX, LP                                      Rabanco Companies
Metro Enviro Transfer, LLC                                    Rabanco Connections International, Inc.
Mexia Landfill TX, LP                                         Rabanco Intermodal/B.C., Inc.
Minneapolis Refuse, Inc.-                                     Rabanco Recycling, Inc.
Mirror Nova Scotia Limited                                    Rabanco Regional Landfill Company
Mississippi Waste Paper Company                               Rabanco, Ltd.
MJS Associates, Inc.                                          Ramona Landfill, Inc.
Moorhead Landfill General Partnership                         RCS, Inc.
Mountain Home Disposal, Inc.                                  Recycle Seattle II
N Leasing Company, LLC                                        Recycling Associates Inc.
NationsWaste Catawba Regional Landfill, Inc.                  Recycling Industries Corp.
NationsWaste, Inc.                                            Ref-Fuel Canada Ltd.
Ncorp, Inc.                                                   Regional Disposal Company
New Morgan Landfill Company, Inc.                             Resource Recovery, Inc.
New York Waste Services, LLC                                  Rio Grande Valley Landfill TX, LP
Newco Waste Systems of New Jersey, Inc.                       Risk Services, Inc.
Newton County Landfill Partnership                            Roosevelt Associates-
Noble Road Landfill, Inc.                                     Ross Bros. Waste & Recycling Co.
Northeast Landfill, LLC                                       Rossman Sanitary Service, Inc.
Northwest Waste Industries, Inc.                              Roxana Landfill, Inc.
Oakland Heights Development, Inc.                             Royal Holdings, Inc.
Oklahoma City Landfill, LLC                                   Royal Oaks Landfill TX, LP
Omaha Hauling Company, Inc.                                   S & L, Inc.
Omega Holdings GmbH                                           S & S Recycling, Inc
Organized Sanitary Collectors and Recyclers,                  S Leasing Company, LLC
Inc.                                                          Saguaro National Insurance Company
Oscar's Collection System of Fremont, Inc.                    Saline County Landfill, Inc.

San Marcos NCRRF, Inc.                                        Victoria Landfill TX, LP
Sand Valley Holdings, L.L.C.                                  Vining Disposal Service, Inc.
Sangamon Valley Landfill, Inc.                                Warner Hill Development Company
Sanitary Disposal Service, Inc.                               Waste Associates, Inc.
Sauk Trail Development, Inc.                                  Waste Control Systems, Inc.
Seattle Disposal Company, Inc.                                Waste Services of New York, Inc.
Selas Enterprises LTD                                         Wastehaul, Inc.
Show-Me Landfill, LLC                                         Wayne County Landfill IL, Inc.
Shred-All Recycling Systems, Inc.                             WDTR, Inc.
SITA S.A.-                                                    Webster Parish Landfill, L.L.C.
Source Recycling, Inc.                                        Whispering Pines Landfill TX, LP
Southeast Landfill, LLC                                       Willamette Resources, Inc.
Southwest Landfill TX, LP                                     Williams County Landfill, Inc.
Southwest Regional Landfill, Inc.                             Willow Ridge Landfill, LLC
Southwest Waste, Inc.                                         WJR Environmental, Inc.
Springfield Environmental General Partnership                 Woodlake Sanitary Service, Inc.
SSWI, Inc.
Standard Disposal Services, Inc.
Standard Environmental Services, Inc.
Standard Waste, Inc.
Star Services Group, Inc.
Streator Area Landfill, Inc.
Suburban Carting Corp.
Suburban Transfer, Inc.
Suburban Warehouse, Inc.
Summit Waste Systems, Inc.
Sunrise Sanitation Service, Inc.
Sunset Disposal Service Inc. (CA corp.)
Sunset Disposal, Inc. (KS corp.)
Super Services Waste Management, Inc.
Sycamore Landfill, Inc.
Tate's Transfer Systems, Inc.
Taylor Ridge Landfill, Inc.
Tennessee Union County Landfill, Inc.
The Ecology Group, Inc.
Tom Luciano's Disposal Service, Inc.
Total Roll-Offs, LLC
Total Solid Waste Recyclers, Inc.
Tricil (N.Y.), Inc.
Tri-State Recycling Services, Inc.
Tri-State Refuse Corporation
Trottown Transfer, Inc.
Turkey Creek Landfill TX, LP
U.S. Disposal II
United Disposal Service, Inc.
United Waste Control Corp.
Upper Rock Island County Landfill, Inc.
USA Waste of Illinois, Inc.
Usine de Triage Lachenaie Inc.
Valley Landfills, Inc.
VHG, Inc.

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION

                                [To Be Attached]

                                    EXHIBIT B

                      DIRECTORS, OFFICERS AND SHAREHOLDERS

                     SUBJECT TO THE LOCK-UP LETTER AGREEMENT

Directors

     -      Thomas H. Van Weelden
     -      Robert Agate
     -      Leon D. Black
     -      James W. Crownover
     -      Michael Gross
     -      Dennis Hendrix
     -      J. Tomlinson Hill
     -      Lawrence V. Jackson
     -      Nolan Lehmann
     -      Howard A. Lipson
     -      Antony P. Ressler
     -      Warren B. Rudman
Officers

     -      Thomas H. Van Weelden
     -      Thomas W. Ryan
     -      Peter S. Hathaway
     -      Donald W. Slager
     -      Steven M. Helm

Shareholders

     -      Apollo Investment Fund III, L.P.
     -      Apollo Overseas Partners III, L.P.
     -      Apollo Overseas Partners IV, L.P.
     -      Apollo (U.K.) Partners III, L.P.
     -      Apollo/AW LLC

     -      Blackstone Capital Partners II Merchant Banking Fund L.P.
     -      Blackstone Capital Partners III Merchant Banking Fund L.P.
     -      Blackstone Offshore Capital Partners II L.P.
     -      Blackstone Offshore Capital Partners III L.P.
     -      Blackstone Family Investment Partnership II L.P.
     -      Blackstone Family Investment Partnership III L.P.


                                       C-2